UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

July 11, 2012

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, Lennox International Inc. (the “Company”) issued a press release announcing that Robert W. Hau resigned as Executive Vice President and Chief Financial Officer, and that Joseph W. Reitmeier was appointed as Executive Vice President and Chief Financial Officer, both effective July 17, 2012. A copy of the press release is included as Exhibit 99.1 to this report and incorporated by reference.

(a) Resignation of Executive Vice President and Chief Financial Officer

On July 11, 2012, Robert W. Hau notified the Company that he is resigning as Executive Vice President and Chief Financial Officer, effective July 17, 2012. Mr. Hau will remain employed with the Company through July 31, 2012 to assist with the transition.

(b) Appointment of Executive Vice President and Chief Financial Officer

Joseph W. Reitmeier, 47, has been appointed as Executive Vice President and Chief Financial Officer effective July 17, 2012. Mr. Reitmeier has served since May 2007 as Vice President and Chief Financial Officer of the Company’s Commercial Heating and Cooling business segment.

Mr. Reitmeier has no family relationships with any director or executive officer of the Company, and Mr. Reitmeier has no understandings or arrangements with any person pursuant to which he was selected as an officer of the Company. In addition, Mr. Reitmeier has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Mr. Reitmeier will be paid an annual base salary of $370,000 and will continue to participate in the Company’s short-term incentive variable pay program, and long-term incentive variable pay program. Under the Company’s short-term incentive variable pay program, Mr. Reitmeier’s target payout opportunity is 70% of his base salary, with a potential payout between 0% and 225% of the targeted amount. The 2012 payout of Mr. Reitmeier’s short-term incentive variable pay award will be pro-rated based on the effective date of his appointment. Mr. Reitmeier will participate in the Company’s non-qualified Supplemental Retirement Plan filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on December 17, 2008 and incorporated by reference.

Mr. Reitmeier will be party to an employment agreement and an indemnification agreement with the Company, each of which will be effective as of July 17, 2012 and will be substantially similar to the Company’s standard forms of agreement as filed by the Company with the Securities and Exchange Commission (the “SEC”). The Company’s Form of Employment Agreement is filed as Exhibit 10.30 to the Company Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated by reference, and the Company’s Form of Amendment to Employment Agreement is filed as Exhibit 10.2 to the Company Current Report on Form 8-K filed on December 12, 2007 and incorporated by reference. The Company’s Form of Indemnification Agreement is filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-75725) filed on April 6, 1999 and incorporated by reference. Descriptions of the material terms of the Company’s Form of Employment Agreement as amended and Form Indemnification Agreement are included in the Company’s 2012 Proxy Statement filed with the SEC on March 30, 2012 and incorporated by reference. Mr. Reitmeier will also be party to a change in control agreement with the Company as discussed below.

(c) Approval of Change in Control Agreement

On July 13, 2012, the Compensation and Human Resources Committee of the Company’s Board of Directors approved a revised Form of Change in Control Agreement (the “Form of Change in Control Agreement”) for use with new executive officers, a copy of which is attached as Exhibit 99.2 and incorporated by reference. The Form of Change in Control Agreement establishes the basis for the payments and benefits an executive officer would be entitled to in the event of termination of such individual’s employment with the Company under various circumstances. The Form of Change in Control Agreement does not provide for the gross-up to the executive officer for excise tax liabilities, if any, incurred in connection with a change in control. Mr. Reitmeier will be party to a change in control agreement with the Company, which will be effective as of July 17, 2012, and will be substantially similar to the Form of Change in Control Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Change in Control Agreement

99.1	Press Release, dated July 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ John D. Torres
Name: John D. Torres
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: July 17, 2012